                         INDEPENDENT AUDITORS' CONSENT

The Stockholders
Large Corporation, Lyndhurst Video
  Inc., Kearny Video Inc., New Milford
  Video Inc., Hillsdale Video Inc.,
  Hack Video Inc., Bell Video Inc.,
  Bergen Video Inc., Harris Video
  Inc., Rahway Video Inc., Wall Video
  Inc., Mont Video Inc., Super Video
  of Park Ridge, Inc., Emerson Video,
  LLC and Super Video Mgt. Co.:

     We consent to the inclusion of our report dated March 15, 1996 with respect to the combined balance sheets of Large Corporation, Lyndhurst Video Inc., Kearny Video Inc., New Milford Video Inc., Hillsdale Video Inc., Hack Video Inc., Bell Video Inc., Bergen Video Inc., Harris Video Inc., Rahway Video Inc., Wall Video Inc., Mont Video Inc., Super Video of Park Ridge, Inc., Emerson Video, LLC and Super Video Mgt. Co. as of December 31, 1995 and 1994, and the related combined statements of income, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the Form S-1 of West Coast Entertainment Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Princeton, New Jersey
October 28, 1996